Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR

22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S.
Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS
22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                                                                                Registrant
                                                                                                                Purchases
Name of Entity                                                          IRS Number      (000s omitted)
BNP PARIBAS SECURITIES CORP.                           13-3235334      164,449,402
WELLS FARGO BANK                                                41-0449260      133,814,940
DEUTSCHE BANK SECURITIES, INC.                       13-2730328      118,154,240
TORONTO DOMINION BANK                                 13-5640479       70,635,350
BARCLAYS CAPITAL INC.                                         05-0346412       62,281,141
CREDIT SUISSE FIRST BOSTON CORP.                  13-5659485       42,484,742
JPMORGAN CHASE & CO.                                      13-3224016       19,065,957
STATE STREET CORP.                                              04-1867445        9,491,229
BANK OF AMERICA SECURITIES LLC                     56-2058405       10,161,780
CITIGROUP, INC.                                                      52-1568099        9,062,252

                                                                                                                       Sales by
                                                                                         IRS Number         Registrant
Name of Entity                                                                                            (000s omitted)
BNP PARIBAS SECURITIES CORP.                               13-3235334        1,118,305
WELLS FARGO BANK                                                    41-0449260        2,238,797
DEUTSCHE BANK SECURITIES, INC.                           13-2730328        8,051,317
TORONTO DOMINION BANK                                      13-5640479                0
BARCLAYS CAPITAL INC.                                              05-0346412        6,610,277
CREDIT SUISSE FIRST BOSTON CORP.                       13-5659485       13,928,429
JPMORGAN CHASE & CO.                                           13-3224016       13,761,049
STATE STREET CORP.                                                   04-1867445        9,485,566
BANK OF AMERICA SECURITIES LLC                          56-2058405        5,816,251
CITIGROUP, INC.                                                           52-1568099        5,238,387

23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    673,135,327 D. Total Sales: 86,355,536

                               SCREEN NUMBER : 12